Exhibit 10.16.2

SECOND AMENDMENT TO EXECUTIVE TERMINATION COMPENSATION AGREEMENT

This is a second amendment (“Second Amendment”), effective as of this 12th day of January, 2005, to that certain Executive Termination Compensation Agreement, entered into on or about August 17, 1999, as amended by a first amendment dated as of August 25, 2003 (collectively, “Agreement”), between West Marine, Inc., a Delaware corporation (“Company”), with an address at 500 Westridge Drive, Watsonville, California 95076, and Richard Everett (“Executive”), residing at 565 Twin Lanes, Soquel, California 95073.

WHEREAS, The Company and its Board of Directors (“Board”) recognize that the Executive’s contributions as the President and Chief Operating Officer to the growth and success of the Company have been substantial; and that Executive and Company, with approval of the Board, desire to amend certain provisions of the Agreement by extending the period of time during which Executive may elect to provide notice to Company of the termination of his employment resulting from a “Constructive Termination” (as such term is defined in the Agreement”).

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:

1.	The foregoing recitals are incorporated herein.

2.	This Second Amendment will be effective as of the date first written above (“Effective Date”).

3.	All capitalized terms used but not defined herein shall have the same meaning ascribed to such terms as in the Agreement.

4.	Section 2(d)(2) of the Agreement is hereby amended by deleting the reference to the “18-month period” and substituting the “22-month period” in lieu thereof.

5.	Except as modified hereby, the Agreement remains unmodified and in full force and effect. In the event of any conflict between the terms of the Agreement and this Second Amendment, the terms of this Second Amendment will govern.

IN WITNESS WHEREOF, the parties have executed this Second Amendment, effective as of the Effective Date.

COMPANY:

West Marine, Inc.:

/s/ Peter Harris
By:	Peter Harris
Its:	Chief Executive Officer

EXECUTIVE:

/s/ Richard Everett
Richard Everett